EXHIBIT 23.1

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants

High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828  Fax (856) 346-2882

Securities and Exchange Commission
Washington, D.C. 20549

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ladies and Gentlemen:

We consent to the use in this 10-KSB of our report dated September 30, 2005, relating to the financial statements of Conolog Corporation ;and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Bagell, Josephs, Levine & Company, LLC

Bagell, Josephs, Levine & Company, LLC

Gibbsboro, New Jersey
October 26, 2005